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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                          FORM 8-K



                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934




             Date of Report:  September 20, 1995
    Date of earliest event reported:  September 11, 1995




                           SCEcorp
   (Exact name of registrant as specified in its charter)





     CALIFORNIA                      1-9936            95-4137452
(State or other jurisdiction of    (Commission     (I.R.S. employer
incorporation or organization)     file number)    identification no.)




                  2244 Walnut Grove Avenue
                       (P.O. Box 800)
                 Rosemead, California  91770
(Address of principal executive offices, including zip code)




                        818-302-2222
    (Registrant's telephone number, including area code)


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Item 5.  Other Events

   Industry Restructuring

      On September 11, 1995, Southern California Edison Company (Edison) and a coalition of independent power producers and customers jointly announced that they had reached a consensus in the restructuring of California's electric utility industry. Terms of the consensus are contained in a Memorandum of Understanding (MOU) submitted to the California Public Utilities Commission (CPUC) as a joint recommendation. A copy of a press release issued by Edison on September 11, 1995, concerning the MOU is filed herewith as
Exhibit 20.

   Proposed General Rate Case Decision

      On September 14, 1995, the administrative law judge
(ALJ) in Edison's General Rate Case (GRC) issued a proposed decision recommending that 1995 revenues be reduced by approximately $105 million, compared to a $67 million reduction specified in a settlement between Edison, San Diego Gas & Electric Company and the Division of Ratepayer Advocates reached in November of 1994. The ALJ also recommended that the GRC settlement be rejected, including the portion relating to San Onofre Nuclear Generating Station Units 2 and 3, which was viewed as being premature in light of California's restructuring proceeding.

      The ALJ's recommendation can be accepted, modified or rejected by the CPUC, which will hold oral arguments on the matter on October 18. A final decision is on the CPUC's
November 8 agenda.

      If the CPUC adopts the ALJ's proposed decision without modification, the impact would be to reduce 1995 earnings by approximately $50 million or 7 cents per SCEcorp share.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

Exhibit
Number                   Description
-------                  -----------

20          News Release -- Edison and Coalition Submit
            Memorandum of Understanding to CPUC
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                         SIGNATURES


      Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            SCEcorp



                                  KENNETH S. STEWART
                            ----------------------------------
                                  KENNETH S. STEWART
                             ASSISTANT GENERAL COUNSEL AND
                                  CORPORATE SECRETARY


September 20, 1995